UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2023

CENTURY CASINOS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	0-22900	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

455 E. Pikes Peak Ave., Suite 210, Colorado Springs, Colorado	80903
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Per Share Par Value	CNTY	Nasdaq Capital Market, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Definitive Material Agreement.

The last paragraph in Item 2.01 below is hereby incorporated by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 6, 2023, Century Casinos, Inc. (the “Company”) completed its previously announced sale of the real estate assets (the “Transaction”) of Century Casino & Hotel Edmonton in Edmonton, Alberta, Century Casino St. Albert in Edmonton, Alberta, Century Mile Racetrack and Casino in Edmonton, Alberta and Century Downs Racetrack and Casino in Calgary, Alberta (collectively, the “Century Canadian Portfolio”) to subsidiaries of VICI Properties Inc. (“VICI”) for an aggregate purchase price of CAD 221.7 million ($162.4 million based on the exchange rate USD/CAD 0.7325) in cash subject to the terms and conditions set forth in the Portfolio Agreement of Purchase and Sale (the “Purchase and Sale Agreement”), dated as of May 16, 2023.

The foregoing description of the Purchase and Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase and Sale Agreement, which was filed as Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q filed on August 8, 2023 and incorporated herein by reference.

Simultaneous with the closing of the Transaction, the existing triple-net master lease agreement between certain affiliates of VICI and certain subsidiaries of the Company, dated December 6, 2019, as amended (the “Master Lease”) was amended to add the Century Canadian Portfolio. The amendment to the Master Lease includes an increase in annualized rent of approximately CAD 17.3 million ($12.7 million based on the exchange rate USD/CAD 0.7325). Additionally, the term of the Master Lease was extended such that, upon closing of the transaction, the lease will have a full 15-year initial base lease term, with four 5-year renewal options of which one renewal option was previously exercised. The obligations of the Company’s subsidiaries under the Master Lease will continue to be guaranteed by the Company.

Item 7.01 Regulation FD Disclosure.

On September 6, 2023, the Company issued a press release announcing the completion of the Transaction. A copy of the press release is furnished as Exhibit 99.1 of this Current Report. The information in Exhibit 99.1 attached hereto (i) is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and (ii) shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Exhibit 99.1 may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and in subsequent periodic and current Securities and Exchange Commission filings we may make. The Company does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Century Casinos Press Release dated September 6, 2023
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Century Casinos, Inc.

Date: September 6, 2023

By: /s/ Margaret Stapleton

Margaret Stapleton

Chief Financial Officer